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[Farm Bureau letterhead]





                                                    April 21, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen,

With reference to the Registration Statements on Form N-4 filed by Farm Bureau Life Insurance Company ("Company") and its Farm Bureau Life Annuity Account with the Securities and Exchange Commission covering certain variable annuity contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

(1) The Company is duly organized and validly existing under the laws of the State of Iowa.

(2) The variable annuity contracts, when issued as contemplated by the said Form N-4 Registration Statements will constitute legal, validly issued and binding obligations of Farm Bureau Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the said Form N-4 Registration Statements and to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in the said Registration Statements. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                        Very truly yours,

                                                        /s/ Stephen M. Morain

                                                        Stephen M. Morain
                                                        Senior Vice President
                                                               & General Counsel